                                                                   EXHIBIT 10.77

                        EXTENSION AND EXCHANGE AGREEMENT

         This EXTENSION AND EXCHANGE AGREEMENT ("Agreement") made this 29th day of August, 2003 ("Effective Date"), by and among CHARLES A. BEASLEY ("CB"), MARJORIE A. BEASLEY ("MB"), both residents of the State of Indiana (CB and MB sometimes being referred to collectively as "Beasleys"), SYNDICATED FOOD SERVICE INTERNATIONAL, INC., a Florida corporation ("SYFS"), BEASLEY FOOD SERVICE, INC., a Delaware corporation ("BFS") and SYNDICATED BLOOMINGTON I, LLC, a Delaware limited liability company ("Syndicated");

                                   WITNESSETH:

         WHEREAS, Beasleys hold 458,716 shares of the common capital stock of SYFS ("Shares") and an installment promissory note dated December 31, 2001 in the principal amount of $1,226,420 ("Note");

         WHEREAS, Beasleys acquired the Shares and the Note pursuant to the terms of an Agreement and Plan of Merger and Reorganization, dated November 27, 2001 ("Merger Agreement");

         WHEREAS, pursuant to the terms of Section 2(a) to the First Amendment to Agreement and Plan of Merger and Reorganization, dated December 31, 2001 ("First Amendment"), SYFS extended to Beasleys the right to put the Shares to SYFS ("Put Right") for the price of $4.36 per share effective as of June 30, 2003, continuing through July 20, 2003 ("Put Period");

         WHEREAS, Beasleys exercised the Put Right by letter dated July 7, 2003 ("Put Notice"); and SYFS has not performed its obligations under Put Right;

         WHEREAS, SYFS has failed to pay certain sums due under the Note on a timely basis; and

         WHEREAS, subject to the completion of certain conditions and delivery of certain consideration, Beasleys have agreed to rescind the Put Notice, to exchange the Shares for other securities of SYFS and to defer declaring the Note in default and exercising remedies available to them;

         NOW THEREFORE, in consideration of the premises and the mutual covenants and promises contained in this Agreement, the receipt and legal sufficiency of which are acknowledged and agreed to, the parties agree as follows:

         SECTION 1. SCOPE AND PURPOSE; DEFINITIONS. This Agreement serves as a binding agreement covering the terms specifically set forth below. This Agreement amends the Merger Agreement and the First Amendment as provided below. Except as provided below or in the other agreements and documents referred to in, or contemplated by, this Agreement, the Merger Agreement, the First Amendment and the other agreements and instruments between SYFS and its affiliates on the one hand and Beasleys or CB on the other hand remain in full force and effect. Capitalized terms defined in the Merger Agreement and the First Amendment have the same meanings in this Agreement unless a different definition is established in this Agreement or the context clearly indicates another meaning should obtain.

         SECTION 2. PUT RIGHT-RESCISSION OF EXERCISE. Beasleys hereby rescind their exercise of the Put Right and agree that the letter attached as
Exhibit 2.1 shall be deemed cancelled and of no further force or legal effect.

         SECTION 3. PUT RIGHT-EXTENSION OF PUT PERIOD. The Put Period is extended through and including November 30, 2003, so that the Expiration Date as provided in Section 2(a) of the First Amendment is November 30, 2003, and, subject to the terms and conditions of this Agreement and performance by SYFS of its obligations under this Agreement, Beasleys may not exercise the Put Right at any time before November 1, 2003.

         SECTION 4. STANDSTILL PENDING PERFORMANCE. Beasleys agree that the Put Date provided in Section 2(a) of the First Amendment will be November 1, 2003; provided however, that the Put Date will be accelerated to

September 16, 2003, if SYFS does not complete the conditions precedent set forth in Section 5 below ("Filing Conditions"). If the Filing Conditions are not satisfied, Beasleys may immediately exercise the Put Right, and SYFS shall be required to perform as provided in the First Amendment.

         SECTION 5. SEC REPORTING AND DISCLOSURE. Noncompliant behavior of former management has caused SYFS to be delinquent in the filing of a series of required reports and disclosures with United States Securities and Exchange Commission ("SEC"). A list of delinquent filings is attached as Schedule 5.1 ("Delinquent Filings"). Current management of SYFS has commenced preparation of the information necessary to complete all forms required to be filed with the SEC by SYFS and to bring SYFS current in its SEC filings so that its shares may be traded in the public securities markets in accordance and compliance with Securities Laws. SYFS undertakes to complete all delinquent filings to the satisfaction of Beasleys on or before September 15, 2003 ("Compliance Date"). SYFS will provide Beasleys (through counsel) with drafts of all proposed SYFS filings with the SEC at least 48 hours before filing the same. Beasleys will review and provide SYFS with comments to all drafts as soon as practical. Beasleys will be deemed to have accepted any proposed filing if the same has not been objected to or commented upon within 48 hours of receipt by Beasleys.

         SECTION 6. PRIVATE PLACEMENT OF SYFS SHARES. SYFS is in process of completing a Private Placement Memorandum to cover the proposed sale of 4,000,000 to 8,000,000 shares of its common capital stock for $0.25 per share. A copy of a current draft of the Private Placement Memorandum is attached as
Exhibit 6.1 ("PPM"). Beasleys consent to the issuance of shares of SYFS on the terms specified in the PPM, subject to the specific provisions of Section 13.1 below relative to uses and application of the proceeds of the proposed offering under the PPM. If SYFS successfully closes the sale of at least 4,000,000 shares at a minimum price of $0.25 per share pursuant to the PPM on or before November 30, 2003 ("PPM Closing"), Beasleys agree to convert the Shares to SYFS Series A Preferred Shares pursuant to the terms of Section 7 below.

         SECTION 7. CONVERSION AND EXCHANGE OF SHARES. Simultaneous with the PPM Closing but subject to satisfaction of all conditions specified in this Agreement and performance by SYFS of all of its obligations and covenants specified in this Agreement, the Shares will be converted into Series A Preferred Shares of SYFS ("A Shares") on the following terms;

                  (a) Stated Value. The Stated Value of the A Shares will be $2,000,000, subject to increase pursuant to Section 7(g) below ("Stated Value").

                  (b) Number of A Shares. 100,000 A Shares will be issued to Beasleys.

                  (c) Voting Rights. Each A Shares will have ten (10) votes on all matters to be voted upon by the common shares of SYFS. Voting as a class the A Shares will have the right to approve or reject the following types of transactions or actions by SYFS:

                           (i) any merger, consolidation or amalgamation of SYFS
                  with any other corporation;

                           (ii) any revision to or amendment of the Articles of
                  Incorporation of SYFS which would reduce or change to the number of votes per share of common stock in any manner resulting in a change in the relationship of votes per A Share to common share from that which is provided under this Section 7(c); or

                           (iii) any issuance of debt securities by SYFS in an
                  aggregate original principal amount of $ 1,000,000 or more which pay a stated interest rate more than nine percent (9%).

                  (d) Conversion Rights. Each A Share will, at the election of the holder, be convertible at the Stated Value per share of the A Shares into common shares of SYFS at a conversion price equal to the greater of $1.00 per common share or a discount of 20% from the average trading price for SYFS common shares for the ten (10) trading days immediately preceding the exercise of the conversion right ("Conversion Rate"). The Conversion Rate will be adjusted to reflect any changes in capitalization of

         SYFS so that the holder of the A Shares will be entitled to receive the amount of common shares the holder would have been entitled to receive but for the capital change, it being understood that the foregoing is designed to ensure that Beasleys will receive an adjustment in the number of shares to reflect stock dividends, splits, conversions, reverse splits. No adjustments to the Conversion Rate will be made for issuances of common shares of SYFS for fair value in arms length transactions, be they private placements or public offerings.

                  (e) Dividend Rate. The A Shares will have right to receive a seven percent (7%) cumulative annual dividend on the Stated Value of the A Shares from the date of issuance until the A Shares are redeemed or converted ("A Dividend"). The A Dividend will accrue whether or not declared and whether or not there is profit, surplus or assets available for the payment of dividends. A Dividends will be cumulative so that all accrued and unpaid A Dividends will be fully paid or declared with funds set aside irrevocably for payment before any dividend, distribution or payment may be made with respect to any other class or series of equity security of SYFS. The date of issuance of the A Shares will be the Closing Date regardless of the number of times SYFS or its transfer agent may record a transfer or reissuance of the A Shares and regardless of the date specified on any certificates reflecting the A Shares.

                  (f) Liquidation Preference. Upon any liquidation, dissolution or winding up of SYFS, each A Share then outstanding shall be entitled to be paid, before any distribution or payment of any kind is made to the holders of any other equity securities of SYFS by reason of ownership, an amount in cash per A Share equal to the Stated Value per A Shares plus all accrued and unpaid dividends.

                  (g) Redemption Rights. The A Shares may be redeemed by SYFS at any time for an amount equal to their Stated Value plus any accrued and unpaid A Dividends. Beginning on December 1, 2004, and on each February 1, May 1, August 1 and December 1 thereafter, the Stated Value will increase by 2.5% cumulatively on each A Share then outstanding. Beginning on December 1, 2004, if the A Shares have not then been redeemed, SYFS will establish a sinking fund in which 25% of its EBITDA (earnings before interest, taxes and depreciation) for the preceding twelve (12) months less interest expense will be irrevocably set aside to fund A Share redemption; on December 1, 2005, the percentage set aside will increase from 25% to 50%.

                  (h) Other Terms. The Articles of Incorporation of SYFS will be amended to incorporate the above terms and additional procedures regarding notice and timing on terms approved by Beasleys after investors subscribe to acquire a minimum of $1 million of SYFS common shares. Upon completion the terms of the A Preferred Shares will be added to this Agreement as Exhibit 7.1. Any SYFS common shares received by Beasleys upon conversion of A Shares will be entitled to "piggyback" rights in connection with any registration statement filed by SYFS.

         SECTION 8. DEFERRAL OF EXERCISE OF RIGHTS UNDER NOTE AND SECURITY AGREEMENT. SYFS has failed to make timely payments due under the Note. Beasleys agree not to exercise their rights to call the Note into default and agree not to realize on the security for the Note until the Put Right becomes exercisable under Section 5 above and, if SYFS makes all of its Delinquent Filings and causes its common shares to become eligible for trading on or before the Compliance Date, Beasleys agree to further defer exercise of rights under the Note or the Security Agreement pending SYFS's efforts to close on the sale of shares under the PPM. If a PPM Closing occurs and all amounts of interest and principal now due under the Note are paid at the PPM Closing, Beasleys agree to waive any defaults then outstanding. Any defaults in the payment of any future installment of interest or principal under the Note or any other Event(s) of Default under the Note or the Security Agreement are not affected by the deferral or the potential waiver under this Section 8.

         SECTION 9. ADDITIONAL CONSIDERATION. As additional consideration for the forbearances of Beasleys and for entering into this Agreement, it is agreed effective for all purposes as of the Effective Date, as follows:

                  (a) Release from Indemnification Obligations. SYFS, for itself and for BFS, BTS and Syndicated, releases and acquits Beasleys from further liability or responsibility for the indemnification provisions of Section 6.5(a) of the Merger Agreement.

                  (b) Release from Rights of First Refusal and Scrubbing of Certificate(s). SYFS and Beasleys agree that the provisions of Section
         6.7 of the Merger Agreement and the restrictions therein provided are cancelled effective as of the date of this Agreement. Upon request, SYFS will reissue the Shares to Beasleys with all restrictive legends removed.

                  (c) Cancellation of Pledge and Escrow Agreement. The Pledge and Escrow Agreement pursuant to which the Shares are subject is deemed cancelled and of no further force or effect effective as of the date of this Agreement. The Escrow Agent under the Pledge and Escrow Agreement is released from all further obligations under that Agreement upon delivery of the Shares to be Beasleys for tender to SYFS against reissuance as contemplated in Section 9(b) above.

                  (d) Issuance of Additional Shares. SYFS will, as soon as practical following the Effective Date but in any event no later than August 25, 2003, issue to Beasleys 229,358 shares of its common capital stock ("Additional Shares"). The Additional Shares will have the same registration rights as provided for common shares following conversion of Preferred Shares under Section 7 above.

                  (e) Junior Security Interest. Subject to consent by Old National Bank ("ONB") if performing under this Section 9(e) would cause the breach of any covenant in any agreement between BFS or any Affiliate and ONB, BFS will grant and extend to Beasleys as additional security for the Note a second or junior security interest in all of its assets subject and subordinate to the position of ONB under the Subordination Agreement dated February 27, 2003.

                  (f) Second Mortgage. Subject to consent by Old National Bank ("ONB") if performing under this Section 9(f) would cause the breach of any covenant in any agreement between Syndicated or any Affiliate and ONB, Syndicated will grant and extend to Beasleys as additional security for the Note a second or mortgage interest in the Real Estate subject and subordinate to the position of ONB under the Subordination Agreement dated February 27,2003.

                  (g) Expense Reimbursement. SYFS will reimburse Beasleys for all costs and expenses, including legal fees, incurred by Beasleys in connection with this Agreement and the negotiations and analysis leading up to this Agreement. The obligation of SYFS to reimburse Beasleys for any such expenses is not contingent upon the occurrence or non-occurrence of any future event. SYFS will cause BFS to make any reimbursement covered by this Section 9(g) promptly upon demand.

                  (h) Cancellation of Terms. Sections 3 and 4 of the First Amendment are cancelled and of no further force or effect.

                  (i) Modification of Principal Payment Date. The Five Hundred Thousand Dollar ($500,000) principal payment due under the terms of the Note on January 4,2004 will not be due until March 31, 2004 if a PPM Closing occurs on or before November 30, 2003.

         SECTION 10. REPRESENTATIONS AND WARRANTIES OF SYFS. SYFS represents and warrants to Beasleys that the statements contained in this Section 10 are correct and complete as of the date of this Agreement.

                  (a) Organization, Qualification, and Corporate Power. SYFS is a corporation duly organized, validly existing and in good standing under the jurisdiction of its organization. SYFS is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. SYFS has full power and authority and all licenses, permits, and authorizations necessary to carry out the terms and conditions of this Agreement.

                  (b) Authorization of Transaction. SYFS has full power and authority to execute and deliver this Agreement and the other documents referenced herein and to perform its obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of SYFS, enforceable in accordance with its terms and conditions. No notice to, filing with, or authorization, consent, or approval of any governmental authority is required of SYFS for the parties to consummate the transactions contemplated by this Agreement.

                  (c) No Conflicts. Neither the execution and delivery nor the performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with, violate, or result in a breach of any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, permit, determination, or award of any court, governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator; or
         (ii) result in a breach by SYFS of any contractual obligations it may have with any third party.

                  (d) Legal Compliance. SYFS has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all governmental authorities, and, except as may be implicated in any matter included in the Disclosure Schedule attached as Exhibit 10.1 ("Disclosure Schedule"), no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against SYFS alleging any failure so to comply.

                  (e) Approval. No registration, declaration, filing, consent, approval, license, permit or other authorization or order not obtained by SYFS from any governmental or regulatory authority, domestic or foreign, is required for the execution, delivery, and performance by SYFS under this Agreement.

                  (f) Litigation. Except as referenced in Section 10(f) of the Disclosure Schedule, There are no actions, suits, proceedings, or investigations pending or, to the knowledge of SYFS, threatened, against or affecting SYFS or any of its properties, assets or businesses in any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitration which, if adversely determined (or, in the case of an investigation, could lead to any action, suit or proceeding, which if adversely determined), could reasonably be expected to materially impair its ability to perform its obligations under this Agreement or to have a material adverse effect on his financial condition; and SYFS has not received any notice of any default, nor does any default exist, under any applicable order, writ, injunction, decree, permit, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could reasonably be expected to materially impair its ability to perform obligations under this Agreement or to have a material adverse effect on its financial condition.

                  (g) Disclosure. The representations and warranties contained in this Section 10 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 10 not misleading.

         SECTION 11. REPRESENTATIONS AND WARRANTIES OF BEASLEYS. Beasleys represent and warrant to SYFS that the statements contained in this Section 11 are correct and complete as of the date of this Agreement.

                  (a) Authority. Beasleys have full power and authority to execute and deliver this Agreement and the other documents referenced herein and to perform obligations under this Agreement This Agreement constitutes the valid and legally binding obligation of Beasleys, enforceable in accordance with its terms and conditions. No notice to, filing with, or authorization, consent, or approval of any governmental authority is required of Beasleys for the parties to consummate the transactions contemplated by this Agreement.

                  (b) No Conflicts. Neither the execution and delivery nor the performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, law, regulation, rule, injunction, judgment, order, decree, writ, permit, ruling, charge, award, determination or other restriction of any governmental authority to which Beasleys are subject; or (ii) result in a breach by Beasleys of any contractual obligations they may have with any third party.

                  (c) Litigation. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Beasleys, threatened, against or affecting Beasleys or any of their properties, assets or businesses in any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitration which, if adversely determined (or, in the case of an investigation, could lead to any action, suit or proceeding, which if adversely determined), could reasonably be expected to materially impair their ability to perform obligations under this Agreement or to have a material adverse effect on their financial condition; and they have not received any notice of any default, nor does any default exist, under any applicable order, writ, injunction, decree, permit, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could reasonably be expected to materially impair their ability to perform obligations under this Agreement or to have a material adverse effect on their financial condition.

         SECTION 12. CLOSING OF SHARE CONVERSION AND EXCHANGE. Simultaneous with the PPM Closing, the Shares will be converted into the Preferred Shares ("Exchange Closing"). At the Exchange Closing, the following events will take place and the following documents will be executed and delivered:

                  (a) Conditions Precedent to Closing. The following conditions shall be satisfied on or before the Exchange Closing date:

                           (i) SYFS shall have performed in all material respects each obligation and agreement, and complied with each covenant to be performed and complied with by it, under this Agreement prior to the date of the Exchange Closing, including but not limited to the following matters:

                                    (A)      SYFS shall have delivered to
                           Beasleys the additional 229,358 shares and, if requested by Beasleys, revised certificates with all restrictive legends removed for the Shares;

                                    (B)      SYFS and BFS shall have obtained
                           the consent of ONB and secured for Beasleys a second priority security interest in the property of BFS and a second mortgage for Beasleys on the Real Estate;

                                    (C)      SYFS shall have reimbursed, or
                           caused BFS to reimburse, Beasleys for any costs or expenses to be reimbursed under Section 9(g) of this Agreement that were submitted for payment prior to the date of the Exchange Closing; and

                                    (D)      SYFS shall have taken any and all
                           actions necessary to create and approve the Series A Preferred Shares and shall have filed with the Secretary of State of the State of Florida any necessary statement of the designations, powers, preferences and relative rights, qualifications, limitations and restrictions of the Series A Preferred Shares;

                           (ii) The representations and warranties of SYFS set forth in Section 10, and the representations and warranties of Beasleys set forth in Section 11, shall be true and correct in all material respects as of the date of the Exchange Closing;

                           (iii) All consents by third party or governmental or regulatory agencies or otherwise that are required to be obtained by SYFS for the consummation of the transactions to be effected at the Exchange Closing shall have been obtained; and

                           (iv) No action or proceeding before any court or governmental body will be pending or threatened wherein a judgment, decree, injunction or order would prevent any of the transactions described herein or cause such transactions to be declared unlawful or rescinded.

                  (b) Closing Deliveries. On the date of the Exchange Closing, the parties shall make the following deliveries:

                           (i) Beasleys shall make the following deliveries to SYFS:

                                    (A)      Certificate or certificates
                           representing the Shares, accompanied by duly executed stock powers or otherwise duly endorsed and in proper form for transfer to SYFS;

                                    (B)      Certificate executed on behalf of
                           Beasleys stating that the representations and warranties set forth in Section 11 are true and correct as of the date of the Exchange Closing; and

                                    (C)      Any other documents that SYFS may
                           reasonably request in connection with the transactions to be effected at and as of the date of the Exchange Closing.

                           (ii)     SYFS shall make the following deliveries to
                  Beasleys:

                                    (A)      Certified copy of any filing or
                           filings made with the Secretary of State of the State of Florida to document the relative rights and preferences of the Series A Preferred Shares;

                                    (B)      Certificate or certificates
                           representing all the Series A Preferred Shares to be issued to the Beasleys upon conversion of the Shares;

                                    (C)      Certificate of good standing for
                           SYFS issued by the Secretary of State of the State of Florida as of a recent date acceptable to Beasleys;

                                    (D)      Certified resolutions adopted by
                           its Board of Directors authorizing and approving the relative rights and preferences of the Series A Preferred Shares and the consummation of all the transactions contemplated to be effected at the Exchange Closing;

                                    (E)      Certificate executed on behalf of
                           SYFS stating that the representations and warranties set forth in Section 10 are true and correct as of the date of the Exchange Closing and stating that the conditions set forth in Section 12(a) of this Agreement have been satisfied;

                                    (F)      Any other documents that Beasleys
                           may reasonably request in connection with the transactions to be effected at and as of the date of the Exchange Closing;

                                    (G)      Payment of all amounts due under
                           the Note by cash or other good funds acceptable to Beasleys; and

                                    (H)      Payment of expenses incurred by
                           Beasleys in connection with this Agreement by cash or other good funds as directed by Beasleys.

                  (c) Contingent Share Issuances. If at the PPM Closing the gross proceeds received for common share issuance are between $1 million and $1.5 million, SYFS will issue to Beasleys an additional 44,000 shares of SYFS common stock; if gross proceeds from share issuances at the PPM Closing are $1.5 million or more, no shares will be issuable under this Section 13(c).

         SECTION 13. ADDITIONAL COVENANTS OF SYFS. In addition to the covenants elsewhere set forth in this Agreement and until the Preferred Shares are redeemed or converted into common shares and the Note is paid in full, SYFS covenants and agrees as follows:

                  (a) Application of Closing Proceeds. Proceeds of closing on the sale common shares pursuant to the PPM, will be applied as provided in Exhibit 13.1 attached.

                  (b) Expense Controls. SYFS will implement the Cost Control Program set forth in Exhibit 13.2 attached.

                  (c) Executive Employment Agreements and Executive Compensation. No Executive Employment Agreements or compensation programs will be entered into or made effective on any terms which would cause the Executive Employee to be compensated at a higher rate (whether in the form or salary, bonus, incentive or contingent compensation, benefits or otherwise as reportable to the employee as compensation income on IRS Form W-2 or as reportable for GAAP accounting purposes) without the express written consent of CB to the agreement or plan under which the compensation is payable.

         SECTION 14. FURTHER ASSURANCES. If at any time further action is necessary or desirable to carry out the purposes of this Agreement, the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party may reasonably request, without further consideration.

         SECTION 15.  MISCELLANEOUS.

                  (a) Press Releases and Public Announcements. No party shall issue any press release or make any public announcement relating to this Agreement without the prior written approval of the other parties; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law.

                  (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

                  (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

                  (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Except as otherwise specifically provided above, no party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of all the parties.

                  (e) Counterparts. This Agreement and any other agreement referenced in this Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  (f) Headings. Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (g) Notices. All notices, requests, demands, claims, and other communications under this Agreement will be in writing. Any notice, request, demand, claim, or other communication shall be deemed duly given if it is sent by courier and addressed to the intended recipient at the address indicated below. Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice.

         If to SYFS:                Thomas P. Tanis, Jr.
                                    Chief Executive Officer
                                    Syndicated Food Service International, Inc.
                                    P.O. Box 2185
                                    Front Royal, VA 22630

         With a copy to:            Peter F. Schoenthaler, Esq.
                                    Hill, Kertscher & Pixley, LLP
                                    Riverwood
                                    3350 Riverwood Parkway
                                    Suite 800
                                    Atlanta, GA 30339

         If to Beasleys:            Charles A. Beasley
                                    Marjorie A. Beasley
                                    5600 Nathan Way
                                    Bloomington, IN 47408

         With a copy to:            John W. Boyd, Esq.
                                    Barnes & Thornburg
                                    11 South Meridian Street
                                    Indianapolis, IN 46204

                  (h) Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the domestic laws of the United States of America and the State of Indiana without giving effect to any choice or conflict of law provision or rule (whether of the State of Indiana or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the United States of America and the State of Indiana.

                  (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  (k) Expenses. Except as provided in Section 9(g) above, each party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated by this Agreement.

                  (l) Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any domestic federal, state or local statute or law, or to any foreign statute or law, shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant in this Agreement to have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

                  (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated by this reference and made a part of this Agreement.

                  (n) Specific Performance. Each party acknowledges and agrees that the other would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter (subject to the provisions set forth in Section 16(o) below), in addition to any other remedy to which they may be entitled, at law or in equity.

                  (o) Submission to Jurisdiction. Each of the parties submits to the jurisdiction of any state or federal court sitting in or for Monroe County, Indiana, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in
         Section 13(g) above. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

                  (p) Cooperation. The parties shall cooperate with each other and their respective attorneys, accountants and other agents, and do such other acts and things in good faith as may be reasonable, necessary or appropriate in order to timely effectuate the intents and purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  (q) Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the parties contained in this Agreement shall survive the execution of this Agreement and the Effective Date.

         IN WITNESS WHEREOF, the parties have executed this Extension and Exchange Agreement as of the date set forth above.

                                    CHARLES A. BEASLEY

                                    _______________________________________

                                    MARJORIE A. BEASLEY

                                    _______________________________________

                                    SYFS
                                    Syndicated Food Service International, Inc.

                                    By_____________________________________
                                      Thomas P. Tanis, President

                  EXHIBITS TO EXTENSION AND EXCHANGE AGREEMENT

EXHIBIT #               ITEM
---------------------------------------------
  2.1         Put Letter
---------------------------------------------
  5.1         Delinquent SEC Filings
---------------------------------------------
  6.1         Private Placement Memorandum
---------------------------------------------
  7.1         Terms of Series A Preferred
---------------------------------------------
  9.1         Junior Security Agreement
---------------------------------------------
  9.2         Second Mortgage
---------------------------------------------
 10.1         Disclosure Schedule
---------------------------------------------
 13.1         Application of Proceeds
---------------------------------------------
 13.2         Expense Controls
---------------------------------------------